Exhibit 99.1
Blue Capital Reinsurance Holdings Reports Third Quarter 2019 Results and Financial Position

HAMILTON, Bermuda - October 30, 2019- Blue Capital Reinsurance Holdings Ltd. (NYSE:BCRH) (the "Company"), a Bermuda holding company today reported its results and financial position for the third quarter of 2019. The Company, through its operating subsidiaries, previously offered collateralized reinsurance in the property catastrophe market and invested in various insurance-linked securities. The Company is currently winding down its operations.

As a result of the previously announced decision to pursue an orderly run-off and return capital to shareholders, in accordance with accounting principles generally accepted in the U.S. (“GAAP”), the Company’s basis of accounting transitioned from the going concern basis of accounting (“Going Concern Basis”) to the liquidation basis of accounting (“Liquidation Basis”), effective July 31, 2019. Under the Liquidation Basis, all assets are stated at their estimated liquidation value and all liabilities, including estimated costs associated with implementing the run-off and liquidation of the Company, are stated at their estimated settlement amounts over the remaining estimated liquidation period. Under the Liquidation Basis, the Company's financial results are presented in a Consolidated Statement of Net Assets and a Consolidated Statement of Changes in Net Assets.

All financial results and disclosures prior to adopting the Liquidation Basis on July 31, 2019, are presented on a Going Concern Basis, which presents assets and liabilities in the normal course of business. As a result, the Consolidated Balance Sheet as of December 31, 2018, the Consolidated Statements of Income and Comprehensive income and the Consolidated Statements of Changes in Shareholders' Equity for the period January 1, 2019 through July 31, 2019 are presented on a Going Concern Basis, consistent with the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

The Company recorded a net loss of $1.1 million ($(0.12) per share) for the one month period ended July 31, 2019 and net income of $1.7 million ($0.20 per share) for the seven month period ended July 31, 2019. The Company’s fully converted book value per common share was $8.17 at September 30, 2019, reflecting a 6.3% decrease for the quarter inclusive of dividends declared and paid.

The Company realized attritional losses related to catastrophe events that occurred during the current quarter, as well as increased claim estimates related to 2017 and 2018 catastrophes, which contributed to the decline in the Company’s book value per share.

In addition, the Company’s book value per share declined because, under the Liquidation Basis of accounting, the Company is obligated to record loss estimates for claims related to events that occur after the end of the third quarter, such as Typhoon Hagibis and the California wildfires, which are still ongoing.  The Company’s loss estimates for Typhoon Hagibis and the California wildfires have been derived from the utilization of proprietary catastrophe modeling, standard industry models, an in-depth review of in-force contracts and initial indications from clients and brokers. The Company’s actual losses may ultimately differ materially from estimated losses due to the nature of the risks assumed, the complexity of the assessment of damages and the number of reported claims received to date.  The Company’s actual losses from Typhoon Hagibis and the California wildfires might prove to be more costly than initial estimated losses and could impact net assets in future reporting periods.

Lastly, the Company’s book value per share declined due to future estimated net expenses to be recognized in the current period as a result of the adoption of the Liquidation Basis of accounting.

During the third quarter of 2019, the Company declared a special distribution of $1.51 per common share, which was paid on September 30, 2019.

Michael J. McGuire, Chairman and CEO, commented: "During the third quarter the Company continued to implement an orderly runoff and achieved a strong first step through declaring and paying a special distribution of

$1.51 per common share, which represented nearly 15% of the June 30, 2019 fully converted book value per share. We remain focused on winding down operations as quickly and efficiently as possible."

About the Company

Blue Capital Reinsurance Holdings Ltd., is currently winding down its operations. The Company, through its operating subsidiaries, previously offered collateralized reinsurance in the property catastrophe market, leveraging underwriting expertise and infrastructure from established resources. Underwriting decisions, operations and other management services are provided to the Company by Blue Capital Management Ltd., a subsidiary of Sompo International Holdings Ltd. (a wholly owned subsidiary of Sompo Holdings, Inc.), a recognized global specialty provider of property and casualty insurance and reinsurance and a leading property catastrophe and short tail reinsurer since 2001. Additional information can be found in the Company's public filings with the U.S. Securities and Exchange Commission or at www.bcapre.bm.

Contacts
Investor Relations
Phone: +1 441 278 0988
Email: investorrelations@Sompo-Intl.com

Safe Harbor for Forward-Looking Statements

Some of the statements in this press release may include, and the Company may make related oral forward-looking statements which reflect our current views with respect to future events, future special distributions and future financial performance. Such statements may include forward-looking statements both with respect to us in general and the insurance and reinsurance sectors specifically, both as to underwriting and investment matters. Statements that include the words "should," "would," "expect," "estimates", "intend," "plan," "believe," "project," "target," "anticipate," "seek," "will," "deliver," and similar statements of a future or forward-looking nature identify forward-looking statements in this press release for purposes of the U.S. federal securities laws or otherwise. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or may be important factors that could cause the Company’s run-off performance and the timing and amount of special distributions to differ materially from those indicated in the forward-looking statements. These factors include, but are not limited to, greater frequency or severity of claims and loss activity, uncertainties in our reserving process, changes to our tax status, credit risk related to our broker counterparties, assessments for high risk or otherwise uninsured individuals, possible terrorism or the outbreak of war, a loss of key personnel, political conditions, changes in insurance regulation, operational risk, including the risk of fraud and errors and omissions, as well as technology breaches or failure, changes in accounting policies, our investment performance, the valuation of our invested assets, a breach of our investment guidelines, potential treatment of us as an investment company or a passive foreign investment company for purposes of U.S. securities laws or U.S. federal taxation, respectively, our dependence as a holding company upon dividends or distributions from our operating subsidiaries, the unavailability of capital in the future, developments in the world’s financial and capital markets, government intervention in the insurance and reinsurance industry, illiquidity in the credit markets, changes in general economic conditions and other factors described in our Annual Report on Form 10-K for the year ended December 31, 2018 and our Current Reports on Form 8-K dated July 25, 2019 and October 28, 2019.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in the Company's most recent report on Form 10-K, our Current Reports on Form 8-K dated July 25, 2019 and October 28, 2019 and other documents of the Company on file with the Securities and Exchange Commission. Any forward-looking statements made in this material are qualified by these cautionary statements, and there can be no assurance that the actual special distributions, results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

The contents of any website referenced in this press release are not incorporated by reference herein.

 BLUE CAPITAL REINSURANCE HOLDINGS LTD.
CONSOLIDATED STATEMENT OF NET ASSETS
(Liquidation Basis)
Unaudited

September 30,
(In millions of U.S. dollars)	2019
Assets
Cash and cash equivalents	$1.1
Reinsurance premiums receivable	7.2
Funds held by ceding companies	99.8
Other assets	2.5
Total Assets	$110.6
Liabilities
Loss and loss adjustment expense reserves	$33.7
Reinsurance balances payable	1.8
Other liabilities	0.8
Liability for estimated costs in excess of estimated receipts during liquidation	2.4
Total Liabilities	38.7
Net Assets in Liquidation	$71.9

BLUE CAPITAL REINSURANCE HOLDINGS LTD.
CONSOLIDATED BALANCE SHEET
(Going Concern Basis)

(In millions of U.S. dollars, except share amounts)	December 31, 2018
Assets
Cash and cash equivalents	$2.2
Reinsurance premiums receivable	8.9
Deferred reinsurance acquisition costs	0.1
Funds held by reinsured companies as collateral	150.4
Other assets	1.7
Total Assets	$163.3
Liabilities
Loss and loss adjustment expense reserves	$49.9
Unearned reinsurance premiums	0.8
Debt	4.0
Reinsurance balances payable	16.4
Other liabilities	1.5
Total Liabilities	72.6
Shareholders’ Equity
Common Shares	8.8
Additional paid-in capital	157.8
Retained deficit	(75.9)
Total Shareholders’ Equity	90.7
Total Liabilities and Shareholders’ Equity	$163.3
Common shares outstanding (000s)	8,767
Common and common equivalent shares outstanding (000s)	8,784

BLUE CAPITAL REINSURANCE HOLDINGS LTD.
CONSOLIDATED STATEMENT OF CHANGES IN NET ASSETS
(Liquidation Basis)
Unaudited

Period from August 1, 2019 to September 30, 2019
(In millions of U.S. dollars)

Net assets in liquidation at beginning of period	$88.8
Changes in net assets in liquidation:
Changes in liquidation value of reinsurance premiums receivable	(0.1)
Changes in liquidation value of loss and loss adjustment expense reserves	(2.0)
Remeasurement of assets and liabilities	(1.5)
Liquidating distributions to shareholders	(13.3)
Net assets in liquidation at end of period	71.9

BLUE CAPITAL REINSURANCE HOLDINGS LTD.
CONSOLIDATED STATEMENTS OF NET INCOME AND COMPREHENSIVE INCOME
(Going Concern Basis)
Unaudited

(In millions of U.S. dollars, except per share amounts)	One Month Ended July 31,	Three Months Ended September 30,	Seven Months Ended July 31,	Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues
Reinsurance premiums written	$1.5	$4.2	$11.1	$24.1
Change in net unearned reinsurance premiums	—	2.3	0.8	(2.8)
Net reinsurance premiums earned	1.5	6.5	11.9	21.3
Net investment income	0.2	0.6	1.8	1.5
Total revenues	1.7	7.1	13.7	22.8
Expenses
Underwriting expenses:
Loss and loss adjustment expenses - current year	0.4	4.2	2.3	5.6
Loss and loss adjustment expenses - prior year	1.6	6.4	3.4	11.7
Acquisition costs	0.5	2.0	3.9	5.9
General and administrative expenses	0.3	1.2	2.4	3.3
Total expenses	2.8	13.8	12.0	26.5
Net (loss) income and comprehensive (loss) income	$(1.1)	$(6.7)	$1.7	$(3.7)
Per share data:
Basic and diluted earnings per Common Share	$(0.12)	$(0.76)	$0.20	$(0.42)
Dividends declared per Common Share and RSU	—	0.30	0.30	0.90
Insurance ratios:
Loss and loss adjustment expense ratio	134.0%	164.3%	47.1%	81.6%
Acquisition cost ratio	34.9%	30.2%	32.9%	27.4%
General and administrative expense ratio	17.3%	18.1%	20.5%	15.7%
Combined ratio	186.2%	212.6%	100.5%	124.7%
RSU = restricted share unit

BLUE CAPITAL REINSURANCE HOLDINGS LTD.
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
(Going Concern Basis)
Unaudited

(In millions of U.S. dollars)	Total shareholders’ equity	Common Shares, at par value	Additional paid-in capital	Retained deficit
Balance at January 1, 2019	$90.7	$8.8	$157.8	$(75.9)
Net income	1.7	—	—	1.7
Dividends declared on Common Shares and RSUs	(2.6)	—	(2.6)	—
Balance at July 31, 2019	$89.8	$8.8	$155.2	$(74.2)

(In millions of U.S. dollars)	Total shareholders’ equity	Common Shares, at par value	Additional paid-in capital	Retained deficit
Balance at January 1, 2018	$127.1	$8.8	$165.6	$(47.3)
Net loss	(3.7)	—	—	(3.7)
Dividends declared on Common Shares and RSUs	(7.9)	—	(7.9)	—
Balance at September 30, 2018	$115.5	$8.8	$157.7	$(51.0)

The following is a reconciliation of Shareholders' Equity under the Going Concern Basis to net assets in liquidation under the Liquidation Basis as of July 31, 2019.

(In millions of U.S. dollars)	July 31, 2019
Total shareholders' equity as of July 31, 2019 (Going Concern Basis)	89.8
Decrease from write off of prepaid assets	(0.1)
(Decrease) increase from liability for estimated costs in excess of estimated receipts during liquidation:
Reinsurance premiums receivable (1)	6.0
Loss and loss adjustment expense reserves (2)	(4.6)
Other assets and other liabilities (3)	(2.3)
(0.9)

Net assets in liquidation July 31, 2019	88.8

(1)     The Company estimated premium, net of acquisition costs, to be earned and settled over the remaining liquidation period on in-force reinsurance treaties to be $6.0 million;
(2)    The Company estimated future liabilities for loss and LAE reserves to be incurred on in-force reinsurance treaties of $4.6 million;
(3)     The Company accrued $1.7 million of investment income estimated to be earned on collateral balances over the anticipated period of run-off. In addition, the Company accrued $4.0 million of estimated costs to be incurred over the remaining liquidation period from corporate expenses and management and administrative fees.

BOOK VALUE AND FULLY CONVERTED BOOK VALUE PER COMMON SHARE(1)
Unaudited

	September 30, 2019	June 30, 2019	December 31, 2018	September 30, 2018
Book value per share numerator (in millions of U.S. dollars):
[A] Shareholders’ Equity (in millions of U.S. dollars)	$71.9	$90.9	$90.7	$115.5
Book value per share denominators (in thousands of shares):
[B] Common Shares outstanding	8,775	8,775	8,767	8,767
Restricted Share Units outstanding	27	27	17	17
[C] Fully converted book value per common share denominator	8,802	8,802	8,784	8,784
Book value per common share [A]/[B]	$8.19	$10.36	$10.34	$13.18
Fully converted book value per common share [A]/[C]	$8.17	$10.33	$10.32	$13.15
Change in fully converted book value per common share:(2)
From June 30, 2019	(6.3)%
From December 31, 2018	(3.3)%
From September 30, 2018	(24.1)%
(1)         These measures constitute "non-GAAP financial measures" as defined in Regulation G. Management believes that these non-GAAP measures, which may be defined differently by other companies, better explain the Company's results of operations in a manner that allows for a more complete understanding of the underlying trends in the Company's business. However, these measures should not be viewed as a substitute for those determined in accordance with GAAP.
(2)         Computed as the change in fully converted book value per common share plus common dividends/special distributions declared of $1.51, $1.81 and $1.81 during the three, nine and twelve month periods ended September 30, 2019, respectively.

BLUE CAPITAL REINSURANCE HOLDINGS LTD.
Natural Catastrophe Risk Management

The following discussion should be read in conjunction with the "Risk Factors" included in Item 1A of the Company’s 2018 Form 10-K, as filed with the Securities and Exchange Commission, in particular the risk factor entitled "Our stated catastrophe and enterprise-wide risk management exposures are based on estimates and judgments which are subject to significant uncertainties."

Exposure Management
 The Company’s Investment and Insurance Manager (the "Manager") monitors our net exposure to any one catastrophe loss event in any single zone within certain broadly defined major catastrophe zones at each treaty renewal date. The last major treaty renewal date was January 1, 2019. Our January 1, 2019 estimated net exposures by zone were in compliance with our underwriting guidelines. Namely, our estimated net exposure from any one catastrophe loss event in any individual zone was at or below 50% of our then-projected September 30, 2019 shareholders’ equity (now net assets in liquidation). These broadly defined major catastrophe zones are defined as follows:

North America:	Europe:	Rest of World:

U.S. - Northeast	Europe	Australia
U.S. - Southeast		New Zealand
U.S. - Florida		Japan
U.S. - Gulf		South America
U.S. - New Madrid
U.S. - Midwest
U.S. - California
U.S. - Hawaii
Canada - Eastern

Single Event Losses
 For certain defined natural catastrophe region and peril combinations, the Manager assesses the probability and likely magnitude of losses using a combination of industry third-party models, proprietary models and underwriting judgment. The Manager attempts to model the estimated net impact from a single event, taking into account contributions from property catastrophe reinsurance (including retrocessional business), property pro-rata reinsurance and event-linked derivative securities, offset by the net benefit of any reinsurance or derivative protections we purchase and the benefit of premiums.

On June 1, 2019 our estimated single event loss exposures were within our underwriting guidelines. Namely, the estimated net impact from any one catastrophe loss event (excluding earthquake) at the 1 in 100 year return period for any one zone did not exceed 35% of our then-projected September 30, 2019 shareholders’ equity, and the estimated net impact from any one earthquake loss event at the 1 in 250 year return period for any zone did not exceed 35% of our then-projected September 30, 2019 shareholders’ equity.

Updated Single Event Loss Projections
The table that follows details our estimated net impact from single event losses as of June 1, 2019 for selected zones at specified return periods using industry-recognized third-party vendor models. It is important to note that each catastrophe model we use contains its own assumptions as to the frequency and severity of loss events, and results may vary significantly from model to model.

Net Impact From Single Event Losses at Specified Return Periods

	Net Impact (Millions)	Return Period(1)	Percentage of September 30, 2019 Net Assets in Liquidation
U.S. - Florida hurricane	$13	1 in 100 year	18%
Japan earthquake	9	1 in 250 year	12%
Europe windstorm	8	1 in 100 year	10%
All other zones			less than 10%
(1)         A "100-year" return period can also be referred to as the 1.0% occurrence exceedance probability ("OEP"), meaning there is an estimated 1.0% chance in any given year that this level will be exceeded.  A "250-year" return period can also be referred to as the 0.4% OEP, meaning there is an estimated 0.4% chance in any given year that this level will be exceeded.

Our single event loss estimates represent snapshots as of the time of such estimates. The composition of our in-force portfolio may change materially at any time due to the acceptance of new policies, losses incurred, the expiration of existing policies and changes in our ceded reinsurance and derivative protections. There were no material changes made to the composition of our in-force portfolio from June 1, 2019 to September 30, 2019.